As filed with the Securities and Exchange Commission on August 29, 1996
                                                            Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                               ------------------

                                 GRIST MILL CO.
             (Exact name of Registrant as specified in its charter)

               DELAWARE                                   41-0974681
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                   Identification No.)

                               ------------------

                               21340 HAYES AVENUE
                           LAKEVILLE, MINNESOTA 55044
                    (Address of principal executive offices)
                                   (zip code)

                               ------------------

                                 GRIST MILL CO.
                      1986 NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                               ------------------


                           GLEN S. BOLANDER, PRESIDENT
                                 GRIST MILL CO.
                               21340 HAYES AVENUE
                           LAKEVILLE, MINNESOTA 55044
                     (Name and address of agent for service)

                                 (612) 469-4981
          (Telephone number, including area code, of agent for service)


                                 WITH COPIES TO:

                            CHARLES H. PERLMAN, ESQ.
                    BARACK, FERRAZZANO, KIRSCHBAUM & PERLMAN
                        333 WEST WACKER DRIVE, SUITE 2700
                             CHICAGO, ILLINOIS 60606
                                 (312) 984-3100


                         CALCULATION OF REGISTRATION FEE
==================================== ================= =================== ===================== ===================

                                                        Proposed Maximum     Proposed Maximum
        Title of Securities            Amount to be      Offering Price          Aggregate            Amount of
         to be Registered            Registered(1)(2)     per Share(3)     Offering Price(2)(3)  Registration Fee(3)
==================================== ================= =================== ===================== ===================
   Common Stock, $0.10 Par Value         1,300,000           $6.0625            $7,881,250             $2,718
==================================== ================= =================== ===================== ===================

(1)   This Form S-8 is being filed with the Securities and Exchange Commission
      ("SEC") for the purpose of registering 1,300,000 shares of the Registrant's common stock which are reserved for issuance pursuant to the Registrant's 1986 Non-Qualified Stock Option Plan (the "Plan") in addition to the 350,000 shares registered for the Plan on a Form S-8 filed with the SEC on September 18, 1987, 450,000 shares registered for the Plan on a Form S-8 filed with the SEC on March 14, 1990 and 400,000 shares issued with respect to such previously registered shares as a result of a three for two stock split in November 1992.

(2)   Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the
      "Act"), this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.

(3) Estimated pursuant to Rule 457(h) under the Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices for the Registrant's common stock as reported on the Nasdaq
      National Market on August 26, 1996. Pursuant to General Instruction E of
      Form S-8, the registration fee is calculated and payable only with respect to the 1,300,000 additional shares.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Registration of Additional Securities. This Registration Statement covers additional shares of common stock relating to the Grist Mill Co. 1986
Non-Qualified Stock Option Plan (the "Plan") for which a registration statement on Form S-8 relating to the Plan is effective. The contents of Registration
Statement No. 33-17317 and Registration Statement No. 33-33879 are incorporated by reference into this Registration Statement.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeville, State of Minnesota, on August 28, 1996.

                                  GRIST MILL CO.



                                  By:   /s/ Glen S. Bolander
                                        --------------------------------------
                                        Glen S. Bolander
                                        President and Chief Executive Officer



                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Glen S. Bolander and Charles H. Perlman, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated on the dates indicated below on August 28, 1996.


       SIGNATURE                                      TITLE
       ---------                                      -----

/s/ Ronald K. Zuckerman                    Chairman of the Board
- -----------------------
Ronald K. Zuckerman


/s/ Glen S. Bolander                       Director, President and
- --------------------                       Chief Executive Officer
Glen S. Bolander


/s/ Daniel J. Kinsella                     Vice President, Chief Financial
- ----------------------                     Officer, Treasurer and Secretary
Daniel J. Kinsella


/s/ Charles H. Perlman                     Director
- ----------------------
Charles H. Perlman


/s/ Roger L. Weston                        Director
- -------------------
Roger L. Weston



                                 GRIST MILL CO.

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT

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
                                                                  Incorporated
    Exhibit                                                         Herein by                        Filed
      No.                  Description                            Reference To                     Herewith
 ------------- ------------------------------------- ---------------------------------------- -------------------
     4.1       Article Fourth of the Grist Mill      Exhibit 4.1 to the Registration
               Co. Certificate of Incorporation      Statement on Form S-8 filed with the
                                                     SEC by Grist Mill Co. on June 11,
                                                     1991, as amended (SEC File No.
                                                     33-41137)

     4.2       Article II and Article V, Sections    Exhibit 4.2 to the Registration
               4 and 5 of the Grist Mill Co. Bylaws  Statement on Form S-8 filed with the
                                                     SEC by Grist Mill Co. on June 11,
                                                     1991, as amended (SEC File No.
                                                     33-41137)

     5.1       Opinion of Barack, Ferrazzano,                                                          X
               Kirschbaum & Perlman

     10.1      Amendment No. 4 to the Grist Mill                                                       X
               Co. Non-Qualified Stock Option Plan

     10.2      Amendment No. 5 to the Grist Mill                                                       X
               Co. Non-Qualified Stock Option Plan

     10.3      Amendment No. 6 to the Grist Mill                                                       X
               Co. Non-Qualified Stock Option Plan

     23.1      Consent of Ernst & Young                                                                X

     24.1      Power of Attorney                                                                Included on
                                                                                                Signature Page to
                                                                                                this Registration
                                                                                                Statement
